UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

SPRING VALLEY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39736	98-1588588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Ave., Suite 1675

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 308-5230

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	SVSVU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SV	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SVSVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 13, 2021, Spring Valley Acquisition Corp., a Cayman Islands exempted company (“Spring Valley”), Spring Valley Merger Sub, LLC, an Oregon limited liability company (“Merger Sub”), and NuScale Power, LLC, an Oregon limited liability company (the “NuScale”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, subject to obtaining the Acquiror Stockholder Approvals (as defined in the Merger Agreement), (i) Spring Valley shall domesticate as a corporation in the State of Delaware (the “Redomicile”) and (ii) Merger Sub will be merged with and into NuScale (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with NuScale being the surviving entity following the Merger (the “Surviving Company”). Following the Merger, Spring Valley will be renamed NuScale Power Corporation and is expected to trade on The Nasdaq Stock Market LLC under the ticker “SMR”. After the closing of the Merger (such closing, the “Closing” and such date, the “Closing Date”), NuScale, as the Surviving Company, will continue to be held as a wholly controlled subsidiary of NuScale Power Corporation in a customary “Up-C” holding structure.

Conversion of Securities

At the time the Merger is consummated (the “Effective Time”), by virtue of the Merger and without any action on the part of Spring Valley, Merger Sub, NuScale or the holders of any of NuScale’s securities:

(a)	all membership interests of Merger Sub shall be converted into the Pass Through Number of Class A Units of the Surviving Company and Spring Valley shall be admitted as a member and designated as the sole manager of the Surviving Company. The “Pass Through Number” is equal to the number of shares, after consummation of the Redomicile, of Class A common stock, par value $0.0001 per share, of Spring Valley (“Spring Valley Common Stock”) that are outstanding immediately after the Effective Time, after giving effect to all transactions contemplated by the Merger Agreement and in the Subscription Agreements (as defined below);

(b)	the Fifth Amended and Restated Limited Liability Company Agreement of NuScale, dated as of April 1, 2021, by and between NuScale and the unitholders of NuScale will be amended and restated (such new agreement, the “A&R NuScale LLC Agreement”) and, in connection therewith, (1) each preferred unit of NuScale shall be re-classified into a certain number of common units of NuScale, and immediately after such re-classification, (2) each NuScale common unit shall be re-classified into a number of Surviving Company common units equal to the Exchange Ratio (as defined in the Merger Agreement) and (3) each NuScale common unit shall receive a number of shares of duly authorized, validly issued, fully paid and nonassessable, non-economic voting shares of Class B common stock, par value $0.0001 per share, of Spring Valley (the “Acquiror New Class B Stock”) equal to the Exchange Ratio. The A&R NuScale LLC Agreement will provide the holders of Surviving Company common units the right to exchange their Surviving Company common units, together with the cancelation of an equal number of shares of Acquiror New Class B Stock, for Spring Valley Common Stock, subject to certain restrictions set forth therein;

(c)	each option to purchase a NuScale common unit (“NuScale Option”) will be converted into an economically equivalent number of options to purchase shares of Spring Valley Common Stock based on the Exchange Ratio with the same aggregate exercise price, terms and conditions (including vesting and exercisability terms) as were applicable to the NuScale Option immediately prior to the Effective Time; and

(d)	each NuScale Unit Appreciation Right that is outstanding immediately prior to the Effective Time, shall be converted into an economically equivalent number of shares of Spring Valley Common Stock based on the Exchange Ratio and strike price for such Unit Appreciation Right.

On or prior to the Closing Date, NuScale shall cause the outstanding principal and unpaid accrued interest due on the outstanding convertible notes issued by NuScale in favor of Fluor Enterprises, Inc. (“Fluor”) on September 30, 2011 with an aggregate principal balance of approximately $10,281,427 (the “Fluor Convertible Notes”) to be converted into NuScale common units (which will then be converted into and exchanged for Surviving Company common units and Acquiror New Class B Stock in accordance with clause (b)(2) and (b)(3) above), and such converted NuScale Fluor Convertible Notes will no longer be outstanding and will cease to exist. Any liens securing obligations under NuScale Fluor Convertible Notes will be released and each holder of NuScale Fluor Convertible Notes will thereafter cease to have any rights with respect to such securities. Immediately prior to the Closing, all of the Spring Valley Class B shares that are issued and outstanding immediately prior to the Redomicile will be converted into Spring Valley Common Stock.

Following the consummation of the Proposed Transactions, the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of Spring Valley will be held by the Surviving Company. The combined company’s business will continue to operate through the Surviving Company and Spring Valley’s sole direct asset will be the equity interests of the Surviving Company held by it.

Concurrent with the Closing, Spring Valley will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with NuScale's current equity owners. Pursuant to the Tax Receivable Agreement, Spring Valley will be required to pay NuScale’s current owners 85% of the amount of savings, if any, in U.S. federal, state and local income tax that Spring Valley actually realizes as a result of the increases in tax basis and certain other tax benefits related to future exchanges, if any, of Surviving Company common units for Spring Valley Common Stock.

Proxy and Registration Statement

As promptly as practicable after the date of the Merger Agreement and in any event no later than 20 business days following Spring Valley’s receipt of NuScale’s audited financial statements and unaudited interim financial statements, Spring Valley will prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy and registration statement on Form S-4 (as amended or supplemented from time to time, the “Proxy”) to be sent to the shareholders of Spring Valley (the “Spring Valley Shareholders”) relating to the meeting of the Spring Valley Shareholders (the “Spring Valley Shareholders’ Meeting”) to be held to consider (i) approval of the Proposed Transactions, including the Merger, and the adoption and approval of the Merger Agreement, (ii) approval of the amended and restated charter of Spring Valley, as contemplated by the Merger Agreement, (iii) approval of the issuance of Acquiror New Class B Stock and Spring Valley Common Stock as contemplated by the Merger Agreement and the Subscription Agreements, (iv) approval of the adoption of a new equity incentive plan in form materially consistent with the form contemplated by the Merger Agreement, (v) adjournment of the Spring Valley Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals, (vi) the Redomicile, and (vii) any other proposals the parties deem necessary to effectuate the Proposed Transactions (collectively, the “Spring Valley Proposals”).

Registration Rights Agreement

In connection with the Closing, that certain registration and shareholder rights agreement dated November 23, 2020 will be amended and restated and Spring Valley, certain persons and entities holding securities of Spring Valley prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Spring Valley Common Stock pursuant to the Merger (the “New Holders” and together with the Initial Holders, the “Holders”) shall enter into that amended and restated registration rights agreement attached as an exhibit to the Merger Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Spring Valley will agree that, within 30 calendar days after the Closing, Spring Valley will file with the SEC (at Spring Valley’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Holders (the “Resale Registration Statement”), and Spring Valley shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. In certain circumstances, the Holders may demand up to one underwritten offering during any six-month period, and all Holders will be entitled to piggyback registration rights.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit C to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, certain Initial Holders and certain investors in NuScale will agree, subject to certain exceptions, not to transfer any shares of Spring Valley Common Stock held by them immediately after the Effective Time, or issuable upon the exercise of options to purchase shares of Spring Valley Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Spring Valley Common Stock held by them immediately after the Effective Time until 180 days after the closing date of the Merger. The foregoing description is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit D to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the Closing conditions set forth in Article IX of the Merger Agreement.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of (a) NuScale and (b) Spring Valley and Merger Sub relating to, among other things, their ability to enter into the Merger Agreement and their outstanding capitalization. The Merger Agreement is qualified by certain confidential disclosure schedules. The representations and warranties contained therein represent a negotiated allocation of risks between Spring Valley and NuScale and may not be true and may not be relied upon by any person other than Spring Valley and NuScale.

Conditions to Closing

Mutual

The obligations of NuScale, Spring Valley and Merger Sub to consummate the Proposed Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a)	the approval of the requisite unitholders of NuScale in favor of the adoption of the Merger Agreement and the Merger and all other transactions contemplated by the Merger Agreement;

(b)	the Acquiror Stockholder Proposals (as defined in the Merger Agreement) have been approved and adopted by the requisite affirmative votes of the Spring Valley Shareholders;

(c)	the Proxy has become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy is in effect and no proceedings for that purpose are pending before or threatened by the SEC;

(d)	no governmental authority has enacted, issued, promulgated, enforced or entered any law, judgment, decree, executive order or award which is then in effect and has the effect of making the Proposed Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Proposed Transactions, including the Merger;

(e)	Spring Valley has provided an opportunity to the Spring Valley Shareholders to have their shares of Spring Valley Common Stock redeemed for the consideration, and on the term and subject to the conditions and limitations, set forth in the Merger Agreement, its organizational documents, the Trust Agreement (as defined in the Merger Agreement) and the Proxy;

(f)	all waiting periods (and any extension thereof) applicable to the consummation of the Proposed Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), have expired or been terminated, all waiting periods (and any extensions thereof) under any Antitrust Laws (as defined in the Merger Agreement) applicable to the consummation of the Proposed Transactions will have terminated or expired, and all approvals, clearances or authorizations required to be obtained prior to the Closing have been obtained, and any agreement with any governmental authority not to consummate the transactions contemplated by the Merger Agreement has expired or been terminated; and

(g)	Spring Valley shall not have redeemed the Spring Valley Common Stock in an amount that would cause Spring Valley to have net tangible assets of less than $5,000,001.

Spring Valley

The obligations of Spring Valley to consummate the Proposed Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional customary conditions:

(a)	the accuracy of the representations and warranties of NuScale made in the Merger Agreement, subject to certain bring-down standards;

(b)	performance of the covenants of NuScale required by the Merger Agreement to be performed at or prior to the Closing;;

(c)	delivery by NuScale of a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)	delivery by NuScale of executed counterparts to all of the ancillary agreements to which NuScale, or any unitholder of NuScale, is party;

(e)	no Company Material Adverse Effect has occurred between the date of the Merger Agreement and the Closing Date; and

(g)	delivery by NuScale three business days prior to Closing, fully executed copies of the Fluor Payoff Waiver (as defined in the Merger Agreement), in each case, in form and substance reasonably satisfactory to Spring Valley.

The Company

The obligations of NuScale to consummate the Proposed Transactions are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional customary conditions:

(a)	the accuracy of the representations and warranties of Spring Valley made in the Merger Agreement, subject to certain bring-down standards;

(b)	performance of the covenants of Spring Valley required by the Merger Agreement to be performed at or prior to the Closing;

(c)	delivery by Spring Valley of a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

(d)	Spring Valley filed and adopted the certificate of incorporation in the form attached to the Merger Agreement in connection with the Redomicile;

(e)	the Spring Valley Common Stock to be issued in connection with the Proposed Transactions has been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance and the requirements to have a sufficient number of round lot holders;

(f)	Spring Valley has delivered to NuScale executed counterparts to all of the ancillary agreements to which Spring Valley or SV Acquisition Sponsor Sub, LLC, a Delaware limited liability company (“Sponsor”), is party;

(g)	the members of the board of directors and the officers of Spring Valley identified in the disclosure schedules to the Merger Agreement have been removed from their respective positions or tendered their irrevocable resignations, in each case effective as of the Effective Time; and

(h)	the Closing Acquiror Cash (as defined in the Merger Agreement) equals or exceeds $200,000,000, and Spring Valley has made arrangements for any Closing Acquiror Cash held in its trust account to be released from such trust account at the Effective Time.

Termination

The Merger Agreement allows the parties to terminate the Merger Agreement at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the Proposed Transactions by the unitholders of the NuScale or the Spring Valley Shareholders, upon certain conditions described in the Merger Agreement, including, without limitation, each party’s right to terminate, subject to certain limited exceptions, if the Proposed Transactions are not consummated by May 20, 2022 or such later date as may be mutually agreed by the parties (the “Termination Date”).

If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of a willful and material breach of the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K. The Merger Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Spring Valley, NuScale or the other parties thereto. In particular, the assertions embodied in representations and warranties by Spring Valley, NuScale and Merger Sub contained in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Spring Valley, NuScale or Merger Sub.

Sponsor Support Agreement

On December 13, 2021, the Sponsor and the directors of Spring Valley each entered into the Support Agreements (the “Support Agreements”) with Spring Valley and NuScale, pursuant to which the Sponsor and such directors agreed to vote all of their respective shares of Spring Valley Common Stock (subject to certain exceptions) in favor of the approval and adoption of the Proposed Transactions. The Sponsor and such directors also represent and warrant that they have the requisite power and authority to execute and deliver the Support Agreements and to consummate the transactions contemplated thereby. Additionally, the Sponsor and directors have agreed, among other things, not to enter into any agreement that is inconsistent with the Sponsor Support Agreement.

The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference and the form of Support Agreement executed by each director, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, on December 13, 2021, Spring Valley entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and Spring Valley agreed to sell to the Subscribers, an aggregate of 21,300,002 shares of Spring Valley Common Stock (the “PIPE Shares”), for an aggregate purchase price of $211,000,000, in a private placement (the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions, and in the case of $30 million of the PIPE, entry into definitive documents between the investor, Fluor and NuScale with respect to certain commercial arrangements. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”) with Spring Valley and NuScale, pursuant to which the parties thereto agreed to, among other things, (i) certain vesting and forfeiture terms with respect to a certain percentage of the Acquiror New Class B Stock if Closing Acquiror Cash (as defined in the Merger Agreement) is less than $432 million, (ii) certain vesting and forfeiture terms with respect to up to 35% of Spring Valley Common Stock beneficially owned by the Sponsor immediately following the Closing (iii) not to transfer, assign or sell any securities held by them subject to the lock-up provisions described therein or exercise any of their Spring Valley Warrants (as defined in the Merger Agreement) until the expiration of a certain applicable lock-up period (such lock-up provisions will apply also to certain permitted transferees of the Sponsor) and (iv), if the Closing has not occurred before May 20, 2022, to allow for an extension of the Termination Date (as defined in the Merger Agreement) for a period of up to six months in exchange for a payment of $2,300,000 in exchange for 2,300,000 additional Spring Valley Warrants.

The foregoing description of the Sponsor Letter Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Letter Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of Spring Valley that may be issued in connection with the Merger, the Subscription Agreements and the conversion of the Fluor Convertible Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2021, Spring Valley and NuScale issued a joint press release announcing the execution of the Merger Agreement and announcing that Spring Valley and NuScale will hold an investor presentation on December 14, 2021 at 10:00 a.m. Eastern Time (the “Investor Presentation”). A copy of the press release, which includes information regarding participation in the Investor Presentation, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The presentation materials that Spring Valley and NuScale intend to use for the Investor Presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference. Such exhibits and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Important Information and Where to Find It

In connection with the Proposed Transactions, Spring Valley intends to file the Proxy with the SEC, which will be distributed to holders of Spring Valley’s Class A ordinary shares in connection with Spring Valley’s solicitation of proxies for the vote by the Spring Valley Shareholders with respect to the Proposed Transactions and other matters as described in the Proxy. After the preliminary Proxy has been filed and cleared by the SEC, Spring Valley will mail a definitive Proxy to the Spring Valley shareholders. Spring Valley Shareholders and other interested parties are urged to read the Proxy, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about Spring Valley, NuScale and the Proposed Transactions. Spring Valley Shareholders and other interested parties may obtain free copies of the preliminary Proxy and definitive Proxy (when available) and other documents filed with the SEC by Spring Valley through the website maintained by the SEC at http://www.sec.gov or by directing a request to: Spring Valley Acquisition Corp., 2100 McKinney Ave, Suite 1675, Dallas, TX 75201 or (214) 308-5230.

Participants in the Solicitation

Spring Valley and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of Spring Valley is set forth in its registration statement on Form S-1 (Registration Number 333-249067), initially filed with the SEC on September 25, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy and other relevant materials to be filed with the SEC regarding the Proposed Transactions when they become available. Spring Valley Shareholders and other interested persons should read the Proxy carefully when it becomes available before making any voting decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Spring Valley’s ability to enter into definitive agreements or consummate a transaction with NuScale; Spring Valley’s ability to obtain the financing necessary consummate the Proposed Transactions; and the expected timing of completion of the Proposed Transactions. These statements are based on various assumptions and on the current expectations of Spring Valley’s and NuScale’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Spring Valley and NuScale. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the Spring Valley Shareholders for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating the Proposed Transaction or difficulty in, or costs associated with, integrating the businesses of Spring Valley and NuScale; the amount of redemption requests made by the Spring Valley Shareholders; the occurrence of events that may give rise to a right of one or both of Spring Valley and NuScale to terminate the Merger Agreement; risks related to the rollout of NuScale’s business and the timing of expected business milestones; the effects of competition on NuScale’s business; and those factors discussed in Spring Valley’s registration statement on Form S-1 (Registration Number 333-249067), initially filed with the SEC on September 25, 2020, under the heading “Risk Factors,” and other documents of Spring Valley filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Spring Valley nor NuScale presently know or that Spring Valley and NuScale currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Spring Valley’s and NuScale’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Spring Valley and NuScale anticipate that subsequent events and developments will cause their assessments to change. However, while Spring Valley and NuScale may elect to update these forward-looking statements at some point in the future, Spring Valley and NuScale specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s or NuScale’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
2.1*	Agreement and Plan of Merger, dated as of December 13, 2021, by and among Spring Valley, Merger Sub and NuScale.

10.1	Sponsor Support Agreement, dated as of December 13, 2021, by and among Sponsor, Spring Valley and NuScale.

10.2	Director Support Agreement, dated as of December 13, 2021, by and among Debora Frodl, Richard Thompson, Patrick Wood, III, Spring Valley and NuScale.

10.3	Form of Subscription Agreement.

10.4	Sponsor Letter Agreement, dated as of December 13, 2021, by and among Sponsor, Spring Valley and NuScale

99.1	Press Release, dated December 14, 2021.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 14, 2021

SPRING VALLEY ACQUISITION CORP.

By:	/s/ Christopher Sorrells
Name:	Christopher Sorrells
Title:	Chief Executive Officer